ALTERNATIVE RATE OPTIONS
                              PROMISSORY NOTE
                             (PRIME RATE, IBOR)


$ 10,000,000.00                                        Date: September 12, 1996
-------------------------------                              ------------------


RADISYS CORPORATION                                                 ("Borrower")
--------------------------------------------------------------------

UNITED STATES NATIONAL BANK OF OREGON                                 ("Lender")

1. TYPE OF CREDIT. This note is given to evidence Borrower's obligation to repay all sums which Lender may from time to time advance to Borrower ("Advances") under a:

[ ] single disbursement loan. Amounts loaned to Borrower hereunder will be disbursed in a single Advance in the amount shown in Section 2.

[X] revolving line of credit. No Advances shall be made which create a maximum amount outstanding at any one time which exceeds the maximum amount shown in Section 2. However, Advances hereunder may be borrowed, repaid and reborrowed, and the aggregate Advances loaned hereunder from time to time may exceed such maximum amount.

[ ] non-revolving line of credit. Each Advance made from time to time hereunder shall reduce the maximum amount available shown in Section
     2. Advances loaned hereunder which are repaid may not be reborrowed.

2. PRINCIPAL BALANCE. The unpaid principal balance of all Advances outstanding under this note ("Principal Balance") at one time shall not exceed $10,000,000.00 .

3. PROMISE TO PAY. For value received Borrower promises to pay to Lender or order at Oregon Commercial Loan Servicing , the Principal Balance of this note, with interest thereon at the rate(s) specified in Sections 4 and 11 below.

4. INTEREST RATE. The interest rate on the Principal Balance outstanding may vary from time to time pursuant to the provisions of this note. Subject to the provisions of this note, Borrower shall have the option from time to time of choosing to pay interest at the rate or rates and for the applicable periods of time based on the rate options provided herein; provided, however, that once Borrower notifies Lender of the rate option chosen in accordance with the provisions of this note, such notice shall constitute Borrower's irrevocable request for an Advance hereunder at the rate option specified in such notice. The rate options are the Prime Borrowing Rate and the IBOR Borrowing Rate, each as defined herein.

(a)   THE PRIME BORROWING RATE.

     (i) The Prime Borrowing Rate is a per annum rate equal to Lender's prime rate plus -0- % per annum.

     (ii) Whenever Borrower desires to use the Prime Borrowing Rate option, Borrower shall give Lender notice orally or in writing in accordance with
Section 15 of this note, which notice shall specify the requested disbursement date and principal amount of the Advance, and that Borrower has chosen the Prime Borrowing Rate option.

     (iii) Prepayments of all or any part of the Principal Balance bearing interest at the Prime Borrowing Rate may be made at any time without penalty. Upon prepayment of any such principal amount, Borrower also must pay all accrued interest thereon to the date of prepayment.

     (iv) Subject to Section 11 of this note, interest shall accrue on the unpaid Principal Balance at the Prime Borrowing Rate unless and except to the extent that the IBOR Borrowing Rate is in effect.

(b)   THE IBOR BORROWING RATE.

     (i)  The following terms shall have the following meanings:

          "Business Day" means any day other than a Saturday, Sunday, or other day that commercial banks in Portland, Oregon or New York City are authorized or required by law to close. Se

          "IBOR Amount" means each principal amount for which Borrower chooses to have the IBOR Borrowing Rate apply for any specified IBOR Interest Period.

          "IBOR Interest Period" means as to any IBOR Amount, a period one, two or three months commencing on the date the IBOR Borrowing Rate becomes applicable thereto; provided, however, that: (A) no IBOR Interest Period shall be selected which would extend beyond expiry ; (B) no IBOR Interest Period shall extend beyond the date of any principal payment required under
Section 6 of this note, unless the sum of the principal amounts bearing interest at the Prime Borrowing Rate, plus IBOR Amounts with IBOR Interest Periods ending on or before the scheduled date of such principal payment, plus principal amounts remaining unborrowed under a line of credit, equals or exceeds the amount of such principal payment; (C) any IBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such IBOR Interest Period into another calendar month, in which event the IBOR Interest Period shall end on the immediately preceding Business Day; and (D) any IBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such IBOR Interest Period) shall end on the last Business Day of a calendar month.

          (ii) The IBOR Borrowing Rate is Lender's IBOR Rate plus See attached Exhibit "A" % per annum. Lender's IBOR Rate for any IBOR Interest Period is the rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed) equal to the arithmetic average (rounded upward to the nearest 1/16 of 1%) of the rates per annum determined by Lender as of the times specified in Section 4(b)(iii) on the date two (2) Business Days prior to the first day of such IBOR Interest Period as the rates offered to Lender by three Eurodollar money market dealers in such Eurodollar market as may be selected by Lender for U.S. dollar deposits to be delivered on the first day of such IBOR Interest Period for the number of months therein; provided, however, that Lender's IBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such IBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

          (iii) Borrower may obtain IBOR Borrowing Rate quotes from Lender between 8:00 a.m. and 12:00 noon (Portland, Oregon time) on any Business Day. Any IBOR Borrowing Rate quoted (A) before 10:00 a.m. shall be based on Lender's IBOR Rate determined as of approximately 8:00 a.m. on such day, and Borrower may request an Advance at such rate only by giving Lender notice in accordance with Section 4(b)(iv) before 10:00 a.m. on such day; and (B) between 10:00 a.m. and 12:00 noon shall be based on Lender's IBOR Rate determined as of approximately 10:00 a.m. on such day, and Borrower may request an Advance at such rate only by giving Lender notice in accordance with Section 4(b)(iv) not later than 12:00 noon on such day.

      (iv) Whenever Borrower desires to use the IBOR Borrowing Rate option, Borrower shall give Lender irrevocable notice (either in writing or orally and promptly confirmed in writing) between 8:00 a.m. and 12:00 noon (Portland, Oregon time) two (2) Business Days in advance of the desired effective date of such rate. Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by, the person(s) authorized in Section 15 of this note, and shall specify the requested effective date of the rate, IBOR Interest Period and IBOR Amount, and whether Borrower is requesting a new Advance at the IBOR Borrowing Rate under a line of credit, conversion of any portion of the Principal Balance bearing interest at the Prime Borrowing Rate to an IBOR Amount, or a new IBOR Interest Period for an outstanding IBOR Amount. Notwithstanding any other term of this note, Borrower may elect the IBOR Borrowing Rate in the minimum principal amount of $500,00.00 and in integral multiples of $100,000.00 ; provided, however, that no more than N/A separate IBOR Interest Periods may be in effect at any one time.

     (v) Borrower may not prepay all or any part of any IBOR Amount(s).

     (vi) If at any time Lender's IBOR Rate is unascertainable or unavailable to Lender or if IBOR Rate loans become unlawful, the option to select the IBOR Borrowing Rate shall terminate immediately. If the IBOR Borrowing Rate is then in effect, (A) it shall terminate automatically with respect to all IBOR Amounts (i) on the last day of each then applicable IBOR Interest Period, if Lender may lawfully continue to maintain such loans, or (ii) immediately if Lender may not lawfully continue to maintain such loans through such day, and (B) subject to Section 11, the Prime Borrowing Rate automatically shall become effective as to such amounts upon such termination.

     (vii) If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to Lender with respect to any loans bearing interest based on Lender's IBOR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender or its Eurodollar lending office, or impose on Lender or its Eurodollar lending office any other condition affecting any such loans, and (B) the result of any of the foregoing is (i) to increase the cost to Lender or making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under this note by Lender or its Eurodollar lending office, Borrower shall pay Lender within 15 days after demand by Lender such additional amount as will compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section 4(b)(vii), Borrower may upon three (3) Business Days' notice to Lender pay the accrued interest on all IBOR Amounts, together with any additional amounts payable under Section 4(b)(viii). Subject to Section 11, upon Borrower's paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such IBOR Amounts.

     (viii) Upon any termination of any IBOR Borrowing Rate (including but not limited to conversion to another rate) or payment of all or any portion of any IBOR Amount on a date other than the last day of the then applicable IBOR Interest Period, including without limitation (A) acceleration under
Section 11 or (B) repayment in response to a notice under Section 4(b)(vii), Borrower shall pay to Lender or demand such amount as Lender reasonably determines (determined as though 100% of the applicable IBOR Amount had been funded in the applicable Eurodollar market) is equivalent to all direct or indirect losses, expenses, liabilities, or reductions in yield to Lender resulting therefrom, whether incurred in connection with liquidation or reemployment of funds or otherwise.

     (ix) If Borrower chooses the IBOR Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Lender may have obtained the funds loaned to Borrower from sources other than the applicable Eurodollar market. Lender's determination of the IBOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

     (x) Notwithstanding any other term of this note, Borrower may not select the IBOR Borrowing Rate if an event of default hereunder has occurred and is continuing.

     (xi) Nothing contained in this note, including without limitation the determination of any IBOR Interest Period or Lender's quotation of any IBOR Borrowing Rate, shall be construed to prejudice Lender's right, if any, to decline to make any requested Advance or to require payment on demand.

5. COMPUTATION OF INTEREST. All interest under Section 4 and Section 11 will be computed at the applicable rate based on a 360-day year and applied to the actual number of days elapsed.

6.   PAYMENT SCHEDULE.

(a)  PRINCIPAL. Principal shall be paid:

     [X]   on demand.
     [ ]   on demand, or if no demand, on _______________________.
     [ ]   on ___________________________________________________.
     [ ]   subject to Section 7, in installments of
           [ ]  ____________________ each, plus accrued interest.
           [ ] ____________________ each including accrued interest. beginning on _________________ and on the same day of each _______________ thereafter until __________________ when the entire
           Principal Balance plus Interest thereon shall be due and payable.
     [ ]   _________________________________
           _________________________________

(b)  INTEREST.

     (i) Interest on all amounts bearing interest at the Prime Borrowing Rate shall be paid:

           [X]  on the first day of October, 1996 and on the same day of each month thereafter prior to maturity and at maturity.
           [ ]  at maturity.
           [ ]  at the time each principal installment is due and at maturity.
           [ ]  ______________________________________________
                ______________________________________________
                ______________________________________________

     (ii)  Interest on all IBOR Borrowing Rate Amounts shall be paid:

           [X]  on the last day of the applicable IBOR Interest Period, and if such IBOR Interest Period is longer than three
                months, on the last day of each three month period
                occurring during such IBOR Interest Period, and at
                maturity.
           [ ]  on the ___________ day of ______________ and on the same day of each ___________________ thereafter prior to maturity
                and at maturity.
           [ ]  at maturity.
           [ ]  at the time each principal installment is due and at maturity.
           [ ]  ______________________________________________
                ______________________________________________

7. CHANGE IN PAYMENT AMOUNT. If the interest rate on this note is subject to change in accordance with Section 4, the holder of this note may, from time to time, in holder's sole discretion, increase or decrease the amount of each of the installments remaining unpaid at the time of each change in rate to an amount holder in its sole discretion deems necessary to continue amortizing the Principal Balance at the same rate established by the installment amounts specified in Section 6(a), whether or not a "balloon" payment may also be due upon maturity of this note. Holder shall notify the undersigned of each such change in writing. Whether or not the installment amount is increased under this Section 7, Borrower understands that, as a result of increases in the rate of interest in accordance with Section 4, the final payment due, whether or not a "balloon" payment, shall include the entire Principal Balance and interest thereon then outstanding, and may be substantially more than the installment specified in Section 6.

8. ALTERNATE PAYMENT DATE. Notwithstanding any other term of this note, if in any month there is no day on which a scheduled payment would otherwise be due (e.g. February 31), such payment shall be paid on the last banking day of that month.

9.   PAYMENT BY AUTOMATIC CHARGE.

[ ] Please automatically deduct the amount of all principal and interest payments from account number . If there are insufficient funds in the account to pay the automatic deduction in full, Lender may allow the account to become overdrawn, or Lender may reverse the automatic deduction. Borrower will pay all the fees on the account which result from the automatic deductions, including any overdraft/NSF charges. If for any reason Lender does not charge the account for a payment, or if an automatic payment is reversed, the payment is still due according to this note. If the account is a Money Market Account, the number of withdrawals from that account is limited as set out in the agreement. Lender may cancel the automatic deduction at any time in its discretion.

Provided, however, if no account number is entered above, Borrower does not want to make payments by automatic charge.

10. LENDER'S PRIME RATE. Lender's prime rate is the rate of Interest which Lender from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. When Lender's prime rate is applicable under Section 4(a) or 11(b), the interest rate hereunder shall be adjusted without notice effective on the day Lender's prime rate changes, but in no event shall the rate of interest be higher than allowed by law.

11.  DEFAULT.

(a) Without prejudice to any right of Lender to require payment on demand or to decline to make any requested Advance, each of the following shall be an event of default: (i) Borrower fails to make any payment when due. (ii) Borrower fails to perform or comply with any term, covenant or obligation in this note or any agreement related to this note, or in any other agreement or loan Borrower has with Lender. (iii) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this note or perform Borrower's obligations under this note or any related documents. (iv) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect. (v) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against borrower under any bankruptcy or insolvency laws. (vi) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (vii) Any of the events described in the default section occurs with respect to any guarantor of this note or any guaranty of Borrower's indebtedness to Lender ceases to be, or is asserted not to be, in full force and effect. (viii) Lender in good faith deems itself insecure. If this note is payable on demand, the inclusion of specific events of default shall not prejudice Lender's right to require payment on demand or to decline to make any requested Advance.

(b) Without prejudice to any right of Lender to require payment on demand, upon the occurrence of an event of default, Lender may declare the entire unpaid Principal Balance on this note and all accrued unpaid interest immediately due and payable, without notice. Upon default, including failure to pay upon final maturity. Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this note to a rate equal to the Prime Borrowing Rate plus 5%. The interest rate will not exceed the maximum rate permitted by applicable law. In addition, if any payment of principal or interest is 19 or more days past due, Borrower will be charged a late charge of 5% of the delinquent payment.

12. EVIDENCE OF PRINCIPAL BALANCE; PAYMENT ON DEMAND. Holder's records shall, at any time, be conclusive evidence of the unpaid Principal Balance and interest owing on this note. Notwithstanding any other provisions of this note, in the event holder makes Advances hereunder which result in an unpaid Principal Balance on this note which at any time exceeds the maximum amount specified in Section 2, Borrower agrees that all such Advances, with interest, shall be payable on demand.

13. LINE OF CREDIT PROVISIONS. If the type of credit indicated in Section 1 is a revolving line of credit or a non-revolving line of credit, Borrower agrees that Lender is under no obligation and has not committed to make any Advances hereunder. Each Advance hereunder shall be made at the sole option of Lender.

14. DEMAND NOTE. If this note is payable on demand, Borrower acknowledges and agrees that (a) Lender is entitled to demand Borrower's immediate payment in full of all amounts owing hereunder and (b) neither anything to the contrary contained herein or in any other loan documents (including but not limited to, provisions relating to defaults, rights of cure, default rate of interest, installment payments, late charges, periodic review of Borrower's financial condition, and covenants) nor any act of Lender pursuant to any such provisions shall limit or impair Lender's right or ability to require Borrower's payment in full of all amounts owing hereunder immediately upon Lender's demand.

15.  REQUESTS FOR ADVANCES.

(a) Any Advance may be made or interest rate option selected upon the request of Borrower (if an individual), any of the undersigned (if Borrower consists of more than one individual), any person or persons authorized in subsection (b) of this Section 15, and any person or persons otherwise authorized to execute and deliver promissory notes to Lender on behalf of Borrower.

(b) Borrower hereby authorizes any one of the following individuals to request Advances and to select interest rate options:

     Glenford J. Meyers
-----------------------------
     Brian V. Turner
-----------------------------

unless Lender is otherwise instructed in writing.

(c) All Advances made pursuant to this Section 15 shall be disbursed by deposit directly to Borrower's account number 010-0218-205 at Main branch of Lender, or by cashier's check issued to Borrower.

(d) Borrower agrees that Lender shall have no obligation to verify the identity of any person making any request pursuant to Section 15, and Borrower assumes all risks of the validity and authorization of such requests. In consideration of Lender agreeing, at its sole discretion, to make Advances upon such requests, Borrower promises to pay holder, in accordance with the provisions of this note, the Principal Balance together with interest thereon and other sums due hereunder, although any Advances may have been requested by a person or persons not authorized to do so.

16. PERIODIC REVIEW. Lender will review Borrower's credit accommodations periodically. At the time of the review, Borrower will furnish lender with any additional information regarding Borrower's financial condition and business operations that Lender requests. This information may include but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payable, inventory schedules, budgets and forecasts. If upon review, Lender, in its sole discretion, determines that there has been a material adverse change in Borrower's financial condition, Borrower will be in default. Upon default, Lender shall have all rights specified herein.

17. NOTICES. Any notice hereunder may be given by ordinary mail, postage paid and addressed to Borrower at the last known address of Borrower as shown on holder's records. If Borrower consists of more than one person, notification of any of said persons shall be complete notification of all. Notice may be given either before or reasonably soon after the effective date of the change.

18. ATTORNEY FEES. Whether or not litigation or arbitration is commenced, Borrower promises to pay all costs of collecting overdue amounts. Without limiting the foregoing, in the event that holder consults an attorney regarding the enforcement of any of its rights under this note or any document securing the same, or if this note is placed in the hands of an attorney for collection or if suit or litigation is brought to enforce this note or any document securing the same, Borrower promises to pay all costs thereof including such additional sums as the court or arbitrator(s) may adjudge reasonable as attorney fees, including without limitation, costs and attorney fees incurred in any appellate court, in any proceeding under the bankruptcy code, or in any receivership and post-judgment attorney fees incurred in enforcing any judgment.

19. WAIVERS; CONSENT. Each party hereto, whether maker, co-maker, guarantor or otherwise, waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest and waives all defenses based on suretyship or impairment of collateral. Without notice to Borrower and without diminishing or affecting Lender's rights or Borrower's obligations hereunder, Lender may deal in any manner with any person who at any time is liable for, or provides any real or personal property collateral for, any indebtedness of Borrower to Lender, including the indebtedness evidenced by this note. Without limiting the foregoing, Lender may, in its sole discretion: (a) make secured or unsecured loans to Borrower and agree to any number of waivers, modifications, extensions and renewals of any length of such loans, including the loan evidenced by this note; (b) impair, release (with or without substitution of new collateral), fail to perfect a security interest in, fail to preserve the value of, fail to dispose of in accordance with applicable law, any collateral provided by any person; (c) sue, fail to sue, agree not to sue, release, and settle or compromise with, any person.

20. JOINT AND SEVERAL LIABILITY. All undertakings of the undersigned Borrowers are joint and several and are binding upon any marital community of which any of the undersigned are members. Holder's rights and remedies under this note shall be cumulative.

21.  ARBITRATION.

(a) Either Lender or Borrower may require that all disputes, claims, counterclaims and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this note or any transaction of which this note is a part (the "Loan"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Loan, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Lender's ability to realize on any collateral securing the Loan.

(b) If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if any party's Claim is $100,000 or more, three neutral arbitrators will decide all issues. All arbitrators will be active Oregon State Bar members in good standing. All arbitration hearings will be held in Portland, Oregon. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

(c) If either party institutes any judicial proceeding relating to the Loan, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff; (ii) self-help repossession; (iii) judicial or non-judicial foreclosure against real or personal property collateral; and
(iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.

22.  GOVERNING LAW.

This note shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles; provided, however, that to the extent that Lender has greater rights or remedies under Federal law, this provision shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

23.  DISCLOSURE.

BY OREGON STATUTE (ORS 41.580), THE FOLLOWING DISCLOSURE IS REQUIRED:
---------------------------------------------------------------------

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

EACH OF THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS DOCUMENT.



  RADISYS CORPORATION
-------------------------------------------------------
Borrower Name (Corporation, Partnership or other Entity



-------------------------------------------------------
By                      Title


--------------------------------------------------------------------------------
For valuable consideration, Lender agrees to the terms of the arbitration provision set forth in this note.


                            Lender Name:  UNITED STATES NATIONAL BANK OF OREGON
                                         --------------------------------------
                                         By:
                                             ----------------------------------
                                         Title:
                                                -------------------------------
                                         Date:
                                                -------------------------------

                                EXHIBIT 'A'


This exhibit is attached and made a part of that certain Promissory Note for $10,000,000.00 dated SEPTEMBER 12,1996 from RADISYS CORPORATION to United States National Bank of Oregon.


                          INCENTIVE PRICING MATRIX
                          ------------------------


Pricing to be governed by the Borrower's Debt to Worth and will be reviewed quarterly, as expressed in the following matrix.


DEBT-TO-WORTH                       PRIME SPREAD              IBOR SPREAD
-------------                       ------------              -----------
less than or equal to .25:1             -0-                 125 basis points
less than or equal to .40:1             -0-                 150 basis points
less than or equal to .65:1             -0-                 175 basis points
         greater than .65:1             -0-                 200 basis points


RADISYS CORPORATION
-------------------


By: ______________________________

Title: ___________________________


UNITED STATES NATIONAL BANK OF OREGON
-------------------------------------


By: ______________________________

Title: ___________________________